Exhibit 99.12

Press Release Source: The X-Change Corporation On Monday June 6, 2011, 9:30 am
EDT

DALLAS, TX--(Marketwire - 06/06/11) - The X-Change Corporation (Pinksheets:XCHC
- News) today announced that it has signed a letter of intent with George J. Akmon and Jerry Monday & Associates to operate The Texas Star Casino Ship, acquired by the Company (through its subsidiary LDC Collection Systems, Inc.) last week. Completion of a definitive agreement among the parties is anticipated over the next ten days.

George J. Akmon is a senior-level financial executive with over 30 years of management responsibility in all aspects of real estate development, planning, economic analysis, construction, financing, sales, and marketing of resort and hospitality operations. Mr. Akmon is a proficient project manager who has successfully started up and turned around a broad range of real estate developments, retail operations, commercial and residential properties and is an expert in the recovery and stabilization of commercial real estate, residential, timeshare, and amenity-driven communities and resort properties.

As CFO for the Sea Pines Company, Chapter 11 Proceeding, Mr. Akmon worked with the U.S. Federal Court and secured creditors to identify assets, perfect claims, and restructure operations. He has broad leadership experiences with operational and P&L accountability for revenues ranging from $50 million to $2 billion, guiding diverse teams from 50 to 3,000 employees in a spectrum of business cultures, through crisis situations to generating positive cash flow. Mr. Akmon has exemplary skills in financial reporting, GAAP policies and procedures, and regulatory compliance, backed up with 17 years of SEC compliance and reporting.

His casino experience includes Corporate Controller of Harrah's in Reno and Lake Tahoe; Director of Marketing and Player Development at Harrah's in Reno and Lake Tahoe, Nevada, and Atlantic City, New Jersey; Vice President of Casino Operations at Caesar's Tahoe in Stateline, Nevada; Chief Financial Officer of Dunes Hotel & Casino in Las Vegas; and Chief Financial and Administrative Officer of the Bicycle Club Casino in Los Angeles.

Jerry Monday possesses a gaming license from the State of Nevada.

"Our objective was to secure a powerful team to design and lead the Texas Star Casino Ship venture," said X-Change CEO Dr. Haviland Wright. "We expect an innovative concept and a world-class implementation for this gaming location that will attract a strong and loyal following in Houston and the surrounding area."
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About The X-Change Corporation

The X-Change Corporation is a publicly traded company. In March, 2010, X-Change began a restart after a period of dormancy. Management believes that the new direction indicated by the acquisition of The Texas Star will better serve the Company's shareholders.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and X-Change Corporation assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. These statements include, without limitation, statements regarding the effects or benefits of the proposed transaction and often include words such as "approximately," "believe," "expect," "anticipate," "intend," "plan," "estimate," "may," "will," "continue" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about X-Change Corporation's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond X-Change Corporation's control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by X-Change Corporation (including X-Change Corporation's filings with the SEC). Although X-Change Corporation believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, X-Change Corporation also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Contact:

Haviland Wright
President & CEO
Email: info@xchccorp.comTel:
1 (972) 386-7360
Web: www.xchccorp.com

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